EXHIBIT 99.1

Duos Technologies, Inc.

Condensed Interim Financial Statements

March 31, 2015

(Unaudited)

(1)

DUOS TECHNOLOGIES, INC.
BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
CURRENT ASSETS:

Cash	$250	$85,435
Accounts receivable, net	898,673	317,934
Cost and estimated earnings in excess of billings on uncompleted contracts	292,926	218,309
Prepaid expenses and other current assets	159,875	92,859

Total Current Assets	1,351,724	714,536

Property and equipment, net	35,674	44,883

OTHER ASSETS:
Patents and trademarks, net	52,606	52,496

Total Other Assets	52,606	52,496

TOTAL ASSETS	$1,440,004	$811,915

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

Bank overdraft	$13,534	$-
Commercial insurance/office equipment financing	104,148	33,055
Notes payable-related party	193,500	75,000
Convertible notes payable, net	—	1,425,106
Accounts payable	870,527	550,455
Accounts payable - related party	43,853	53,122
Payroll taxes payable	565,661	600,181
Accrued expenses	741,644	694,498
Billings in excess of costs and estimated earnings on uncompleted contracts	867,825	153,783
Deferred revenue	608,856	865,394
Contingent lawsuit payable	1,411,650	1,411,650

Total Current Liabilities	5,421,198	5,862,244

Total Liabilities	5,421,198	5,862,244

Commitments and Contingencies (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock: $0.001 par value; 500,000,000 shares authorized 60,000,000 and 57,738,209 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	60,000	57,738
Additional paid-in capital	15,336,456	13,517,159
Accumulated deficit	(19,377,650)	(18,625,226)

Total Stockholders' Equity (Deficit)	(3,981,194)	(5,050,329)

Total Liabilities and Stockholders' Equity (Deficit)	$1,440,004	$811,915

See accompanying condensed notes to financial statements.

(2)

DUOS TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
(Unaudited)
	For the Three Months Ended
	March 31,
	2015	2014

REVENUES:
Project revenue	$504,969	$480,747
Maintenance and technical support	597,126	579,676

Total Revenues	1,102,095	1,060,423

COST OF REVENUES:
Project revenue	261,087	312,333
Maintenance and technical support	135,590	132,219

Total Cost of Revenues	396,677	444,552

GROSS PROFIT	705,418	615,871

OPERATING EXPENSES:
Selling and marketing expenses	59,329	67,549
Salaries, wages and contract labor	675,683	652,014
Research and development	49,836	51,803
Professional fees	90,305	4,225
General and administrative expenses	194,796	194,336

Total Operating Expenses	1,069,949	969,927

LOSS FROM OPERATIONS	(364,531)	(354,056)

OTHER INCOME (EXPENSES):
Interest expense	(391,094)	(26,162)
Gain on settlement of accounts payable	3,200	—
Other income, net	1	3

Total Other Income (Expense)	(387,893)	(26,159)

Loss before income taxes	(752,424)	(380,215)

Franchise tax	—	—

NET LOSS	(752,424)	(380,215)

Preferred stock dividends	—	(134,094)

Net loss applicable to common stock	$(752,424)	$(514,309)

NET LOSS APPLICABLE TO COMMON STOCK PER COMMON SHARE:
Basic	$(0.01)	$(0.01)
Diluted	$(0.01)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	57,738,209	56,605,329
Diluted	57,738,209	56,605,329

See accompanying condensed notes to financial statements.

(3)

DUOS TECHNOLOGIES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
For the Three Months Ended March 31, 2015
(Unaudited)

	Common Stock		Additional
	Shares	Amount	Paid-in Capital	Accumulated Deficit	Total

Balance December 31, 2014	57,738,209	$57,738	$13,517,159	$(18,625,226)	$(5,050,329)

Common stock issued for convertible debt	2,211,791	2,212	1,802,547		$1,804,759

Common stock issued for settlement of accounts payable	50,000	50	16,750		$16,800

Net Loss for the 3 months ended March 31, 2015				$(752,424)	(752,424)

Balance March 31, 2015	60,000,000	$60,000	$15,336,456	$(19,377,650)	$(3,981,194)

See accompanying condensed notes to financial statements.

(4)

DUOS TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)
	For the Three Months Ended
	March 31,
	2015	2014

Cash from operating activities:
Net loss	$(752,424)	$(380,215)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,596	17,387
Gain on settlement of accounts payable	3,200	—
Loss on conversion of notes payable included in interest expense	352,093	—
Changes in assets and liabilities:
Accounts receivable	(580,739)	295,085
Costs and estimated earnings on projects	(74,617)	(110,719)
Prepaid expenses and other current assets	(67,017)	(66,603)
Accounts payable	333,672	(174,465)
Accounts payable-related party	(9,269)	(14,912)
Interest from premium accretion on convertible notes	10,384	—
Payroll taxes payable	(34,520)	143,866
Accrued expenses	54,322	9,592
Billings in excess of costs and earnings on uncompleted contracts	714,042	34,027
Deferred revenue	(256,538)	37,277

Net cash used in operating activities	(294,815)	(209,680)

Cash flows from investing activities:
Purchase of patents/trademarks	(1,600)	—
Purchase of fixed assets	(1,897)	—

Net cash used in investing activities	(3,497)	—

Cash flows from financing activities:
Bank overdraft proceeds	13,534	(97,491)
Proceeds from related party notes	118,500	—
Proceeds from convertible notes/debt	10,000	323,370
Proceeds of insurance and equipment financing	71,093	77,811

Net cash provided by financing activities	213,127	303,690

Net increase (decrease) in cash	(85,185)	94,010
Cash, beginning of period	85,435	250
Cash, end of period	$250	$94,260

Supplemental Disclosure of Cash Flow Information:
Interest paid	$22,129	$4,790
Taxes paid	$800	$—

Supplemental Non-Cash Investing and Financing Activities:
Stock issued to convert convertible notes and accrued interest	$1,415,546	$—
Stock issued to settle accounts payable	$16,800	$—
Write-off balance of put premium liability related to convertible notes	$37,120	$—

See accompanying condensed notes to financial statements.

(5)

Duos Technologies, Inc.

Condensed Notes to Financial Statements

March 31, 2015

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS , BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Duos Techologies, Inc. (the Company, we, our or Duos) is a Florida corporation organized on November 30, 1990 as a subsidiary of its then parent company Enviromental Capital Holdings, Inc. (ECH). In 2002 Duos spun off from ECH and became an independent entity. The Company is headquartered in Jacksonville, Florida.

Duos is primarily engaged in the design and deployment of state-of-the-art, artificial intelligence driven intelligent technologies systems, with a focus on homeland security applications. Duos converges traditional security measures with information technologies to create “actionable intelligence.” Duos’ IP is built upon two of its core technology platforms (praesidium® and centraco™), both distributed as licensed software suites, and natively embedded within engineered turnkey systems (see detailed description of the Company’s products at its website www.duostech.com). praesidum® is a modular suite of analytics applications which process and simultaneously analyze data streams from a virtually unlimited number of conventional sensors and/or data points. Native algorithms compare analyzed data against user-defined criteria and rules in real time and automatically report any exceptions, deviations and/or anomalies. This application suite also includes a broad range of conventional operational system components and subsystems, including an embedded feature-rich video management engine and a proprietary Alarm Management Service (“AMS”). This unique service provides continuous monitoring of all connected devices, processes, equipment and sub-systems, and automatically communicates to the front end-user interface, if and when an issue, event or performance anomalies are detected. centraco™ is a comprehensive user interface that includes the functionalities of a Physical Security Information Management (PSIM) system as well as those of an Enterprise Information System (EIS) . This multi-layered interface can be securely installed as a stand-alone application suite inside a local area network or pushed outside a wide area network using the same browser-based interface. It leverages industry standards for data security, access, and encryption as appropriate. The platform also operates as a cloud-hosted solution.

The Company’s primary clients are railroad owner/operators, petro-chemical plants, utilities and hospitals that are protentially vulnerable to attack, and in the case of the railroads, illegal ridership and border security issues.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (all of which are of a normal recurring nature) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2015 are not indicative of the results that may be expected for the year ending December 31, 2015 or for any other future period. These unaudited condensed financial statements and the unaudited notes thereto should be read in conjunction with the audited financial statements and notes thereto included in the current report on Form 8-K/A of Information Systems Associates, Inc. filed with the Securities and Exchange Commission (the “SEC”) on June 17, 2015.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates. The most significant estimates in the accompanying financial statements include the allowance on accounts receivable, valuation of deferred tax assets, estimates of percentage completion on projects and related revenues, valuation of stock-based compensation and valuation of loss contingencies. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Concentrations

Cash Concentrations

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through March 31, 2015. There were no amounts on deposit in excess of federally insured limits at March 31, 2015.

Significant Customers and Concentration of Credit Risk

The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited and has not experienced significant write-downs in its accounts receivable balances through March 31, 2015. A significant portion of revenues is derived from certain customer relationships. The following is a summary of customers that each represents greater than 10% of total revenues for the three months ended 2015 and 2014, and total accounts receivable at March 31, 2015 and December 31, 2014, respectively.

March 31, 2015				March 31, 2014		December 31, 2014
Revenue		Accounts Receivable		Revenue		Accounts Receivable
Customer A	55%	Customer A	52%	Customer A	62%	Customer A	52%
Customer B	23%	Customer B	27%	Customer B	19%	Customer B	18%
						Customer C	12%

Fair Value Measurements and Fair Value of Financial Instruments

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. The Company classifies assets and liabilities recorded at fair value under the fair value hierarchy based upon the observability of inputs used in valuation techniques. Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed market assumptions. The fair value measurements are classified under the following hierarchy:

·	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets and liabilities in active markets;
·	Level 2—Observable inputs, other than quoted market prices, that are either directly or indirectly observable in the marketplace for identical or similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and
·	Level 3—Unobservable inputs that are supported by little or no market activity that is significant to the fair value of assets or liabilities.

The estimated fair value of certain financial instruments, including accounts receivable and accounts payable are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The cost basis of notes and convertible debentures approximates fair value due to the market interest rates carried for these instruments.

Earnings per Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options, stock warrants, convertible debt instruments or other common stock equivalents. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive.

Segment Information

The Company operates in one reportable segment.

Recent Issued Accounting Standards

Financial Accounting Standards Board, Accounting Standard Updates which are not effective until after March 31, 2015 are not expected to have a significant effect on the Company’s financial position or results of operations. In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements – Going Concern (Topic 205-40)”, which requires management to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern for each annual and interim reporting period. If substantial doubt exists, additional disclosure is required. This new standard will be effective for the Company for annual and interim periods beginning after December 15, 2016. Early adoption is permitted. The Company does not expect the implementation of this standard to have a material effect on its disclosures.

(6)

Duos Technologies, Inc.

Condensed Notes to Financial Statements

March 31, 2015

(Unaudited)

NOTE 2 – GOING CONCERN

As reflected in the accompanying financial statements for the three months ended March 31, 2015 and 2014, the Company had net losses of $752,424 and $380,215, respectively, and cash used in operations of $294,815 and $209,680, respectively. Additionally, at March 31, 2015, the Company had a working capital deficit of $4,069,474, stockholders’ deficit of $3,981,194, and accumulated deficit of $19,377,650. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan and raise capital. The Company needs to raise additional funds and/or generate sufficient revenue to continue to meet its liquidity needs and realize its business plan and maintain operations. Management of the Company is continuing its efforts to secure funds through equity and/or debt instruments for its operations. At the present time, the Company has no financing commitments from any person, and there can be no assurance that additional capital will be available to the Company on commercially acceptable terms or at all. The Company has reduced expenses from existing operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – NOTES PAYABLE - RELATED PARTIES

	March 31,2015		December 31, 2014
Notes Payable	Principal	Interest	Principal	Interest
Shareholder	$65,000	9%	$65,000	9%
Related party	27,000	8%	10,000	8%
Related party	1,500	9%	—	—
Shareholder	100,000	12%	—	—
Total	$193,500		$75,000

On May 28, 2008, a shareholder who is indirectly invested in the Company with the CEO through another entity, loaned the Company the sum of $65,000 at an annual percentage rate of 9%. There was an accrued interest balance of $38,973 and $37,531 as of March 31, 2015 and December 31, 2014, respectively. The note was repayable on or before September 15, 2008 although no demand for repayment has been received from the holder. There is no formal written agreement and the terms are documented on a letter from a former CFO of the Company. The terms contain no default clauses and as of the time of this report, no demand for repayment has been made or expected. The Company intends to repay the loan when sufficient working capital permits such action.

On December 12, 2013, the wife of the CEO loaned the Company the sum of $10,000 at an annual percentage rate of 8%. On January 29, 2015 and March 3, 2015, the wife of the CEO loaned the Company an additional $12,000 and $5,000, respectively. There was accrued interest balance of $1,230 and $842 as of March 31, 2015 and December 31, 2014, respectively. The note is repayable on demand of the holder in the event of a significant accounts receivable payment to the Company. As of the time of this report, no such demand has been made.

On March 3, 2015, the V.P. of Accounting of the Company loaned the Company the sum of $1,500 at an annual percentage rate of 8%. There was accrued interest balance of $9 as of March 31, 2015. The note is repayable on demand of the holder in the event of a significant accounts receivable payment to the Company. As of the time of this report, no such demand has been made.

On March 10, 2015, the Company received a $100,000 loan from a related party principal shareholder. The note accrues interest at the rate of 12% per annum and is repayable on or before December 15, 2015. There was accrued interest balance of $690 as of March 31, 2015.

(7)

Duos Technologies, Inc.

Condensed Notes to Financial Statements

March 31, 2015

(Unaudited)

NOTE 4 - Convertible Debentures Payable

	March 31, 2015		December 31, 2014
Notes Payable	Principal	Interest	Principal	Interest
Convertible Debentures	$—	—	$1,398,370	6%
Premium	—	—	26,736
Debentures Payable, net	$—		$1,425,106

Pursuant to a financing agreement with one investor group (the “holder”), dated September 23, 2013, the Company issued a $10,000 debenture in 2015 and there were $1,398,370 of unsecured convertible debentures outstanding at December 31, 2014. The debentures bear interest at 6% annually and each debenture principal is due in three years from the debenture issuance date. The interest is due monthly in arrears. The principal balance at March 30, 2015 and December 31, 2014 was $1,408,370 and $1,398,370, respectively. The Company has been making its monthly interest payments and accordingly, accrued interest was $7,126 and $7,126 at March 31, 2015 and December 31, 2014. There is no default provision for the non-payment of interest when due. The maturity dates range from October 27, 2016 through November 30, 2017. The financing agreement states that these debentures will take highest priority over all other existing debt of the Company in the case of bankruptcy or other liquidation event. If any debenture is outstanding as of the maturity date then the Company shall pay a 3% premium on the principal in addition to repayment of the principal and any accrued interest. This 3% premium is being accrued as additional interest expense over the debentures terms. If the Company merges with a public entity then the holder has the right to (i) convert the remaining principal of one or more debentures into the combined Company’s stock at a 20% discount to the negotiated value of such stock according to the terms of the merger; or (ii) to call in one or more or even all of the debentures as due and payable within six (6) months of the “call” date with regard to each debenture and such obligation of the Company to pay shall include a 3% premium on the principal balance or (iii) let one or more of the debentures remain in effect according to the original terms, however, if the Company completes a merger with a public entity the Company has the right to payoff the debentures remaining principal balance and with a required 3% premium and any accrued interest. Although these convertible debentures appear to meet the requirements of stock settled debt under ASC 480 due to the variable conversion fixed rate, no premium on the debt or related interest expense has been recorded at the debt issuance dates since the conversion option is contingent on a future event.

On March 31, 2015, there was $1,415,546 of convertible debt which included $7,176 accrued interest that was converted into 2,211,791 shares of Common stock as a result of the closing of a reverse merger with Information Systems Associate, Inc. (ISA). The conversion was priced at a 20% discount from the ISA closing price on March 31, 2015 of $0.80 for a net conversion price of $0.64 per share in accordance with the original terms of the convertible debentures. As a result of this conversion, $37,120 of accrued debt premium relating to the 3% provision noted above, which is not required to be paid to debenture holders, was reclassified to additional paid-in capital and a $352,093 interest expense was recognized and recorded as a debt premium on March 31, 2015 pursuant to the resolution of the contingency under ASC 480 and then reclassified to additional paid-in capital.

NOTE 5 – NOTES PAYABLE – OTHER FINANCING AGREEMENTS

The Company’s notes payable relating to financing agreements classified as current liabilities consist of the following as of March 31, 2015 and December 31, 2014:

	March 31, 2015		December 31, 2014
Notes Payable	Principal	Interest	Principal	Interest
Third Party - Insurance Note 1	$6,301	9.95%	$8,892	9.95%
Third Party - Insurance Note 2	11,777	9.25%	20,376	9.25%
Third Party - Equipment Financing	947	8.66%	3,787	13.48%
Third Party - Insurance Note 3	85,123		—
Total	$104,148		$33,055

The Company entered into an agreement on February 3, 2015 with its insurance provider by executing a $111,548 note payable (Insurance Note 3) issued to purchase an insurance policy, secured by that policy with an annual interest rate of 8.66% payable in monthly installments of principal and interest totaling $9,803 through December 3, 2015.

(8)

Duos Technologies, Inc.

Condensed Notes to Financial Statements

March 31, 2015

(Unaudited)

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Stock Purchase Agreement and Amendment

On September 19, 2014, UDC entered into a definitive material agreement for the Purchase of Uni-Data and Communications, Inc., (UDC) a division of Unity International Group Inc (UIG), based in New York City. The agreement calls for UIG to sell UDC to Duos, as a wholly owned and operating entity. The companies executed a Stock Purchase Agreement (SPA) which called for the sale of 100% of the shares of UDC for the payment of $10 million.

The agreement is subject to Duos becoming a public entity and raising $12M in capital to render the purchase price and have sufficient working capital to operate UDC successfully. The final purchase price will be determined after the allowance of certain pre-defined closing adjustments related to the Working Capital of UDC, an estimated balance sheet as of the Closing the and the difference between the Estimated Working Capital and the Target Working Capital Amount and the Debt Amount of UDC The Estimated Schedule of Adjustments and the Estimated Working Capital are to be calculated in accordance with GAAP. Prior to the closing, the UIG would use any cash available to pay the debts of UDC with any remaining cash being disbursed to the UIG. “Working Capital” means (a) the current assets of UDC, minus (b) the sum of (i) all reserves and allowances applicable to such current assets and (ii) the current liabilities of UDC, determined in accordance with GAAP. In determining Working Capital, all Cash and Cash Equivalents held by UDC, Related Party Receivables, the equity of Unity Data & Electrical Services, LLC and all deferred Tax assets of UDC will be excluded.

For accounting purposes, Duos will give UIG a schedule with a computation of the Working Capital as of the end of the day immediately preceding the Closing Date, the Debt Amount and the difference between the Closing Date Working Capital and the Estimated Working Capital, and the difference between the Closing Date Debt Amount and the Estimated Debt Amount. Based on the Closing Date Working Capital and the Closing Date Debt Amount, each as finally determined by UIGs computations, if the Final Working Capital is greater than the Estimated Working Capital, then UIG shall pay to Duos the amount of such excess. If the Final Working Capital is less than the Estimated Working Capital, then, Duos shall promptly pay to UIG the amount of such deficiency. If the Final Debt Amount is less than the Estimated Debt Amount, then UIG shall pay to Duos the amount of such deficiency, or if the Final Debt Amount is greater than the Estimated Debt Amount, then, at UIGs option, Duos shall pay the amount of such excess.

With respect to taxes, UIG and Duos have the option to make an election under Section 338(h)(10), concerning the transactions contemplated by this Agreement. If UIG exercises its option to make an election under Section 338(h)(10) of the IRS Code, UIG agrees to perform an initial valuation of assets of UDC and the Subsidiary and allocation of the Closing Payment for purposes of this election. The valuations and allocations determined pursuant to this agreement will be used for purposes of all relevant Tax Returns, reports and filings. Any Taxes with respect to the income, property or operations of UDC that relate to the overlapping reporting periods shall be apportioned between UIG and Duos as determined from the books and records of UDC during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date, and based on accounting methods, elections and conventions that do not have the effect of distorting income or expenses. Any Taxes with respect to the income, property or operations of UDC that relate to any overlapping periods shall be apportioned between UIG and Duos as determined from the books and records of UDC during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date. These adjustments will be based on accounting methods, elections and conventions that do not have the effect of distorting income or expenses.

The agreement can be terminated based on a number of conditions including Duos inability to raise the required funding and/or become a public entity. In addition, the agreement automatically terminates on January 31, 2015 unless extended by the payment of an extension fee of $150,000. The payment of the fee, will extend the agreement for a further sixty days with certain credits back to Duos of that fee if closing occurs earlier than the extended deadline. At the end of the reporting period, Duos had not consummated the stock purchase agreement but was in negotiation with UIG for a modification of certain terms of the agreement including the purchase price and closing date.

On February 12, 2015, the Company executed an amendment to the Stock Purchase Agreement with Unity International Group (UIG).  The original agreement was due to expire on January 31, 2015 without the payment of a $150,000 extension fee by Duos to UIG.  The amendment calls for certain changes in terms and conditions related to the original stock purchase agreement including an adjustment of the purchase price from $10M to $7M of which $6.75M will be paid in cash and the balance of $250K paid in ISA stock based on the fact that Duos had successfully agreed to a reverse merger with Information Systems Associates (ISA) although that transaction was not consummated at the time of this amendment.  Certain other conditions were also amended including an extension of the closing date, without payment of an extension fee to March 31, 2015 and a further optional extension period to May 31, 2015 with the payment of an extension fee of $150,000 with certain credits of this fee against the purchase price if the deal was closed by April 30, 2015.  On April 1, 2015, Duos closed its reverse merger with ISA as a condition precedent to closing the UDC transaction and on April 5, 2015, remitted $150,000 in payment of the extension fee to UIG thereby extending the agreement to May 31, 2015.  As of this report, the merged entity had not closed the requisite financing envisioned by the original stock purchase agreement and therefore did not consummate the acquisition of UDC. The Company and UIG have had further communication relating to the extension of the closing date but, as of the date of this report, there has been no express consent by UIG to extend the closing date.

Placement Agency Agreement

On February 18, 2015, Duos agreed to engage an exclusive placement agent in connection with the possible private placement of equity, equity-linked or debt securities (the “Agreement”). The Agreement is for an initial term of 180 days and calls for a transaction fee equal to 9% of amounts raised in the offering by the agent from qualified investors, payable in cash upon closing, and warrants for 9% of the aggregate amount of all equity and equity-linked securities actually placed in the offering by the agent. Additionally, Duos undertook to pay costs and expenses of the placement agent associated with the offering, which were not to exceed $40,000. As of the date of this report, the Company and agent are in the process of terminating the placement agency agreement; no success fee amounts are due under this agreement. Previously, on October 30, 2014, such entity was engaged as an exclusive financial advisor and pursuant to such agreement was paid a total of $15,000 in respect of the merger with ISA.

Litigation

On or about December 22, 2014, Corky Wells Electric (“CW Electric”) filed suit in the Circuit Court of Boyd County, Kentucky, demanding relief related to a promissory note issued by Duos to CW Electric on December 10, 2008 in the amount of $741,329. Duos further entered into a “Stipulation for Settlement” on September 30, 2009 wherein CW Electric agreed to dismiss its lawsuit and Duos agreed to resume payments. CW Electric is claiming that Duos breached the terms of that Stipulation for Settlement by not making the required number of payments. The plaintiff contends that due to the breach of payment terms, under the terms of the Promissory Note, the outstanding amount continues to accrue interest at the rate of 18% per annum, compounded monthly for a total of $1,411,650 due through the future final payment date. Amounts of $1,411,650 and $1,411,650 have been accrued as a contingent lawsuit payable at March 31, 2015 and December 31, 2014, respectively.

The Company disputes plaintiff’s computation and has retained counsel who has initially filed a motion to move the lawsuit into Federal court, which was successful and obtained an extension of time to respond to C.W. Electric’s Complaint. The Company believes that it has meritorious defenses to Plaintiff’s allegations.

Delinquent Payroll Taxes Payable

The Company has a delinquent payroll tax payable at March 31, 2015 and December 31, 2014 in the amount of $565,661 and $600,181, respectively. Currently, the Company has satisfied the total amount of the Trust Fund Taxes of $353,859 and will continue to make monthly payments to the IRS in the amount of $25,000 for the remaining balance. The Company has requested an installment plan.

(9)

Duos Technologies, Inc.

Condensed Notes to Financial Statements

March 31, 2015

(Unaudited)

NOTE 7 - STOCKHOLDERS’ Equity

Common Stock Exchange

Effective April 1, 2015, all outstanding common shares of the Company were exchanged for a total 60,000,000 common shares of Information Systems Associates, Inc. as a result of the merger described in the subsequent events footnote 9. All share and per share data in the accompanying financial statements and footnotes have been retroactively reflected for the exchange.

Conversion of Debt

On March 31, 2015, Duos Ventures LLC converted $1,415,546 of convertible debentures which included $7,176 accrued interest into 2,211,791 shares of Common stock as a result of the closing of a reverse merger with Information Systems Associate, Inc. (ISA). The conversion was priced at a 20% discount from the ISA closing price on March 31, 2015 of $0.80 for a net conversion price of $0.64 per share in accordance with the original terms of the convertible debentures. As a result of this conversion, $37,120 of accrued debt premium relating to the 3% provision (see Note 4), which is not required to be paid to debenture holders, was reclassified to additional paid-in capital and a $352,093 interest expense was recognized and recorded as a debt premium on March 31, 2015 pursuant to the resolution of the contingency under ASC 480 and then reclassified to additional paid-in capital.

Stock Issued for Partial Settlement of Accounts Payable

On March 31, 2015, the Company issued 50,000 of common stock to a software engineering vendor for a $20,000 partial settlement of an outstanding payable. The shares were valued at $0.336 per share, or $16,800, based on contemporaneous conversions of the Company's Preferred Stock Series A & B to Common Stock. The Company recorded a $3,200 gain on the settlement of this payable which is included in Other Income in the statement of operations.

NOTE 8 - Related Party Transactions

Administrative Services Agreement

On December 1, 2002, the Company and the former parent, entered into an Administrative Services Agreement whereby the former parent agreed to provide administrative and support services including but not limited to, (a) rent and general infrastructure, (b) human resource management services, and (c) accounting and financial services and other miscellaneous services. The monthly fee is subject to adjustments in accordance with the actual services rendered. The Company paid the former parent fees of $0 for the 3 months ended March 15 2015 and $0 for year ended December 31, 2014. At March 31, 2015 and December 31, 2014, $19,897 and $19,897 respectively, was due to the former parent under this agreement and is included in Accounts payable - related parties.

Due to Related Parties

The due to related parties consists of two loans payable to shareholders for $65,000 and $100,000 and two loans payable to related parties for $27,000 and $1,500. The shareholder interest rates are 9% and 12% with one note payable on demand and the second loan payable on or before December 15, 2015. The two related party interest rates are 8% and payable on demand. The accrued interest payable on these loans as of March 31, 2015 and December 31, 2014 was $40,903 and $38,373, respectively. (see Note 3)

(10)

Duos Technologies, Inc.

Condensed Notes to Financial Statements

March 31, 2015

(Unaudited)

NOTE 9 - Subsequent Events

Financings

On April 8, 2015, the Company received a $310,000 loan from a related party principal shareholder. The note accrues interest at the rate of 6% per annum and is repayable on or before October 31, 2015.

Reverse Merger

On April 1, 2015, the Company completed a reverse triangular merger, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among the Company (“Duos”), Information Systems Associates, Inc. (ISA), a publicly traded company, and Duos Acquisition Corporation, a Florida corporation and wholly owned subsidiary of ISA (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub merged with and into Duos, with Duos remaining as the surviving corporation and a wholly-owned subsidiary of ISA (the “Merger”). The Merger was effective as of April 1, 2015, upon the filing of a copy of the Merger Agreement and articles of merger with the Secretary of State of the State of Florida (the “Effective Time”). As part of the merger agreement, ISA confirmed to Duos executives that its stockholders would receive 60,000,000 common shares of ISA. The Company intends to carry on Duos’ business as a line of business following the Merger. The Company also intends to continue ISA's existing operations through its existing wholly owned subsidiary, TrueVue 360, Inc. Duos made the decision to become a public company to give it broader access to the public financial markets to support its growth goals.  The objective was to streamline the merger process by finding a clean, operating entity with no “toxic” debt and that was not and had never been a shell company, which Duos believes it has achieved with the merger with ISA.

The merger is being accounted for as a reverse merger using the acquisition method under ASC 805-40 with ISA deemed to be the acquired company for accounting purposes.  This determination is based on Duos shareholders obtaining an approximate 98% voting control as well as management and Board control of the combined entity. Accordingly, the assets and liabilities and historical operations that are reflected in the consolidated financial statements after the merger are those of Duos stated at historical cost and the assets and liabilities of ISA were recorded at their fair values at the merger date. The results of operations of ISA are only consolidated with the results of operations starting on the merger date. An analysis of Duos Technologies established a total enterprise valuation of $19,350,000 using a relative values approach. At the time of the merger, it was estimated that ISA shareholders would own approximately 2% of the outstanding stock after issuance of 60,000,000 shares to Duos shareholders.  This resulted in a purchase price of $393,929. The difference between the recorded historical value of assets acquired and liabilities assumed totaling $1,578,816 was allocated $165,000 for tradename and technology and a further $250,000 for existing customer relationships both of which will be amortized over 2 years.  These trade name and technology amounts are based on the value of a secured loan against the patent and software and the customer relationships is calculated based on the estimated gross margin for the next two years for certain customer relationships.  The remaining $1,163,816 is allocated to Goodwill which is the expected synergies that will benefit the combined entity. Goodwill is not expected to be deductible for income tax purposes.

In connection with the merger, the Company incurred acquisition costs of $36,718 in 2014 of which $16,425 is included in professional fees, $10,000 is included in salaries, wages and contract labor and $10,293 is included in general and administrative expenses on the December 31, 2014 statements of operations. In addition, the Company incurred $75,489 in 2015 of which $31,812 is included in professional fees, $35,000 is included in salaries, wages and contract labor and $8,677 is included in general and administrative expenses on the accompanying March 31, 2015 statements of operations.

The fair value of the assets acquired and liabilities assumed in the merger are as follows:

Assets acquired:
Cash	$1,347
Tradename and technology	165,000
Customer relationships	250,000
Goodwill	1,163,816
Total assets	1,580,163
Liabilities assumed:
Accounts payable	216,461
Loans payable	748,426
Accrued expenses	35,275
Deferred revenue	1,809
Total liabilities	1,186,234
Purchase price	$393,929

The estimates of fair values and the purchase price allocation is subject to change pending the finalization of the valuation of assets acquired and liabilities assumed.

The following unaudited pro forma consolidated results of operations have been prepared as if the merger occurred on January 1, 2014:

	Three Months Ended March 31,	Year Ended December 31,
	2015	2014
Net Revenues	$1,107,166	$4,603,768
Net Loss	$(1,338,400)	$(3,049,740)
Net Loss per share applicable to common stock	$(.02)	$(.06)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.